Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated July 2, 2001, accompanying the financial statements and schedules included in the Kent Electronics Corporation Tax-Deferred Savings and Retirement Plan and Trust’s Form 11-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of Kent Electronics Corporation on Form S-8 (File No. 33-18527).

GRANT THORNTON LLP

Houston, Texas
July 16, 2001